Exhibit 99.1

VYNE Therapeutics Reports Third Quarter 2023 Financial Results and Provides Business Update

Transformative capital raise of $88.2 million from leading healthcare investors provides funding for BET inhibitor programs through the end of 2025

Phase 2b preparatory activities progressing for VYN201 in nonsegmental vitiligo following positive Phase 1b results

On track for VYN202 IND submission by year-end 2023, with plans to begin Phase 1a trial in Q1 2024

BRIDGEWATER, N.J., November 13, 2023 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a clinical-stage biopharmaceutical company focused on developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions, today announced financial results for the three and nine months ended September 30, 2023 and provided a business update.

“We have made substantial progress in advancing our business in recent months,” said David Domzalski, President and Chief Executive Officer of VYNE. “With positive results from our Phase 1b trial, we believe there is strong support to advance VYN201 as a potential category-leading therapy in the treatment of vitiligo. In addition, we remain on track to submit our IND for VYN202 by the end of this year, with plans to initiate a Phase 1a single ascending dose/multiple ascending dose trial in the first quarter of 2024. Upon successful completion of the Phase 1a trial, we plan to initiate Phase 1b proof-of-concept trials in moderate-to-severe plaque psoriasis and in moderate-to-severe adult-onset rheumatoid arthritis in the second half of 2024.”

“Our completion of an $88.2 million capital raise from premier healthcare investors significantly strengthens our balance sheet and we believe highlights the enthusiasm for our InhiBET™ platform,” continued Mr. Domzalski. “By extending our cash runway through the end of 2025, we can focus on executing our strategy of validating BET inhibition as a treatment for immuno-inflammatory conditions and delivering on key value-creating milestones.”

Recent Corporate Update

$88.2 million private placement with leading fundamental healthcare investors, extended cash runway through the end of 2025. On November 1, 2023, the Company completed a private placement financing (the “PIPE”) resulting in gross proceeds to the Company of $88.2 million, before deducting placement agent fees and offering expenses, from the sale of 10,652,543 shares of common stock at a purchase price of $2.245 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to an aggregate of 28,614,437 shares of common stock at a purchase price of $2.2449 per pre-funded warrant. The net proceeds from the offering are expected to be used to fund the advancement of VYN201 into a Phase 2b clinical trial in vitiligo and Phase 1 trials for VYN202.

Recent Pipeline Updates

VYN201, a locally-administered pan-BD BET inhibitor:

•	Positive top-line Phase 1b results in nonsegmental vitiligo. Significant clinical improvement was observed in the 1% and 2% dosing cohorts with rapid onset of action and a dose-dependent response. The mean percentage reduction in F-VASI (facial vitiligo scoring index) score from baseline after 16 weeks of treatment was 7.5%, 30.2% and 39.0% for the 0.5%, 1.0% and 2.0% cohorts, respectively. In addition, VYN201 was generally well-tolerated with a favorable safety profile in vitiligo patients at all dose levels, with no serious adverse events reported and no abnormal laboratory values suggestive of low or reducing platelet counts. VYNE has initiated Phase 2b preparatory activities and expects to advance VYN201 into a longer duration Phase 2b trial to evaluate optimal dosing and peak efficacy in patients with active and stable nonsegmental vitiligo in the first half of 2024, with top-line results expected in mid-2025.

VYN202, an oral small molecule BD2-selective BET inhibitor:

•	Psoriasis and rheumatoid arthritis selected as lead indications with IND submission expected by year-end. Based on positive preclinical data from well-established animal models, VYNE has selected moderate-to-severe plaque psoriasis and moderate-to-severe adult-onset rheumatoid arthritis as the lead indications for its VYN202 program. VYNE expects to submit its IND for VYN202 by year-end 2023 and commence a first-in-human Phase 1a single ascending dose/multiple ascending dose trial in the first quarter of 2024. Upon successful completion of the Phase 1a trial, the Company expects to initiate Phase 1b proof-of-concept trials in these indications in the second half of 2024, with top-line results expected in mid-2025.

Financial Performance	Three Months Ended September 30		Nine Months Ended September 30
(in thousands)	2023	2022	2023	2022
Loss from continuing operations (GAAP)	$(6,071)	$(9,255)	$(21,720)	$(26,184)
Adjusted loss from continuing operations (non-GAAP)*	$(5,208)	$(8,081)	$(19,125)	$(22,602)
Net loss (GAAP)	$(6,584)	$(9,459)	$(22,264)	$(13,265)
Adjusted net loss (non-GAAP)*	$(5,721)	$(8,285)	$(19,669)	$(10,035)

*See “Non-GAAP Financial Measures” elsewhere in this earnings release.

Liquidity and Capital Resources

As of September 30, 2023, VYNE had cash and cash equivalents and restricted cash of $15.5 million. When adding the gross proceeds received from the PIPE, VYNE’s cash and cash equivalents and restricted cash as of September 30, 2023 would have been approximately $103.7 million. VYNE currently anticipates that its cash and cash equivalents and restricted cash as of September 30, 2023, together with the gross proceeds from the PIPE, will be sufficient to fund its operations through the end of 2025. See Note 1 to VYNE’s unaudited interim condensed consolidated financial statements included in VYNE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 for additional discussion on liquidity and capital resources.

Financial Results for the Third Quarter Ended September 30, 2023

Revenues. Revenues for the quarter ended September 30, 2023 totaled $0.1 million compared to $0.2 million for the quarter ended September 30, 2022, consisting of royalty revenue.

Research and development expenses. VYNE’s research and development expenses for the quarter ended September 30, 2023 were $3.3 million, as compared to $5.5 million for the comparable period in 2022. The decrease was primarily driven by decreased spend for FMX114 and VYN201 and lower employee-related expenses. The decrease was partially offset by increased spend for VYN202.

Selling, general and administrative expenses. VYNE’s selling, general and administrative expenses for the quarter ended September 30, 2023 were $3.0 million, compared to $4.0 million for the comparable period in 2022. The decrease was primarily driven by decreased consulting and professional fees and lower corporate insurance expenses.

Net loss. Net loss and net loss per share for the quarter ended September 30, 2023 was $6.6 million and $2.01, respectively, compared to a net loss and net loss per share of $9.5 million and $2.94 for the comparable period in 2022, respectively. Net loss reported for the third quarter of 2023 reflected the impact of $0.5 million from discontinued operations, net of income taxes. The third quarter of 2022 reflected the impact of $0.2 million from discontinued operations, net of income taxes.

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions. The Company’s unique and proprietary bromodomain & extra-terminal (BET) domain inhibitors, which comprise its InhiBET™ platform, include a locally administered pan-BD BET inhibitor (VYN201) and an orally available BD2-selective BET inhibitor (VYN202) that were licensed from Tay Therapeutics Limited.

For more information about VYNE Therapeutics Inc. or its product candidates, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda

VYNE Therapeutics Inc.

908-458-9106

Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding VYNE’s plans, regulatory filings and development timelines for VYN201 and VYN202, VYNE’s InhiBET™ platform, VYNE’s projected cash runway through the end of 2025, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: VYNE’s ability to successfully develop its product candidates; the timing of the commencement of future non-clinical studies and clinical trials; VYNE’s ability to enroll patients and successfully progress, complete, and receive favorable results in clinical trials for its product candidates; VYNE’s ability to comply with various regulations applicable to its business; VYNE’s ability to create intellectual property and the scope of protection it is able to establish and maintain for intellectual property rights covering its product candidates, including the projected terms of patent protection; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; estimates of VYNE’s expenses, capital requirements, its needs for additional financing and its ability to obtain additional capital on acceptable terms or at all; VYNE’s expectations regarding licensing, business transactions and strategic operations; VYNE’s future financial performance and liquidity; and potential volatility in VYNE’s stock price that may result in rapid and substantial increases or decreases in the stock price that may or may not be related to VYNE’s operating performance or prospects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2022, VYNE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

VYNE THERAPEUTICS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

(Unaudited)

	September 30	December 31
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$15,448	$30,908
Restricted cash	54	67
Trade receivables, net of allowances	250	173
Amount due from sale of MST Franchise	—	5,000
Prepaid and other expenses	1,759	2,127
Total Current Assets	17,511	38,275
Non-current prepaid expenses and other assets	1,756	2,483
Total Assets	$19,267	$40,758

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current Liabilities:
Trade payables	$716	$2,386
Accrued expenses	4,452	4,381
Employee related obligations	1,281	2,372
Liability for employee severance benefits	—	206
Total Current Liabilities	6,449	9,345
Other liabilities	1,313	—
Total Liabilities	7,762	9,345

Commitments and Contingencies

Mezzanine Equity:
Convertible Preferred Stock: $0.0001 par value; 20,000,000 shares authorized at September 30, 2023 and December 31, 2022; Series A Preferred Stock: 0 and 3,000 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	211

Stockholders’ Equity:
Common stock: $0.0001 par value; 150,000,000 shares authorized at September 30, 2023 and December 31, 2022; 3,304,781 and 3,229,704 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	696,653	693,937
Accumulated deficit	(685,148)	(662,735)
Total Stockholders’ Equity	11,505	31,202
Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$19,267	$40,758

VYNE THERAPEUTICS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Revenues
Royalty revenues	$114	$167	$348	$471
Total revenues	114	167	348	471

Operating expenses:
Research and development	3,318	5,546	13,284	14,106
Selling, general and administrative	3,030	3,954	9,490	12,676
Total operating expenses	6,348	9,500	22,774	26,782
Operating loss	(6,234)	(9,333)	(22,426)	(26,311)
Other income, net	163	78	706	127
Loss from continuing operations before income taxes	(6,071)	(9,255)	(21,720)	(26,184)
Income tax expense	—	—	—	—
Loss from continuing operations	(6,071)	$(9,255)	(21,720)	(26,184)
(Loss) income from discontinued operations, net of income taxes	(513)	(204)	(544)	12,919
Net loss	$(6,584)	$(9,459)	$(22,264)	$(13,265)

Loss per share from continuing operations, basic and diluted	$(1.85)	$(2.88)	$(6.66)	$(8.25)
(Loss) income per share from discontinued operations, basic and diluted	$(0.16)	$(0.06)	$(0.17)	$4.07
Loss per share, basic and diluted	$(2.01)	$(2.94)	$(6.82)	$(4.18)

Weighted average shares outstanding - basic and diluted	3,282	3,218	3,271	3,173

Non-GAAP Financial Measures

In evaluating the operating performance of its business, VYNE’s management considers adjusted net loss, adjusted net loss per share, adjusted loss from continuing operations, adjusted total operating expenses (including adjusted research and development expense and adjusted selling, general and administrative expense), adjusted operating loss and adjusted loss per share from continuing operations. These non-GAAP financial measures exclude stock-based compensation charges that are required by GAAP. The Company believes that these non-GAAP financial measures provide management, analysts, investors and other users of the Company’s financial information with meaningful supplemental information regarding the performance of the Company’s business by excluding the effect of certain non-cash expenses and items that VYNE believes may not be indicative of its operating performance, because they are either unusual and VYNE does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP financial measures should not be considered superior to, but rather in addition to, other financial measures prepared by the Company in accordance with GAAP, including the period-to-period results. The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies, and the Company does not recommend the sole use of these non-GAAP measures to assess its financial and earnings performance. For reasons noted above, the Company is presenting certain non-GAAP financial measures for the three and nine months ended September 30, 2023 and 2022. The following tables reconcile non-GAAP financial measures presented in this press release.

The following tables provides detailed reconciliations of various other income statement data between GAAP and non-GAAP amounts for the three and nine months ended September 30, 2023 and 2022 (in thousands, except per share data):

Reconciliation of net loss to adjusted net loss and net loss per share to adjusted net loss per share:

	Three Months Ended September 30		Nine Months Ended September 30
(in thousands, except per share data)	2023	2022	2023	2022
Net loss (GAAP)	$(6,584)	$(9,459)	$(22,264)	$(13,265)
Add-back: stock-based compensation expense	863	1,174	2,595	3,230
Adjusted net loss (non-GAAP)	$(5,721)	$(8,285)	$(19,669)	$(10,035)

Net loss per share, basic and diluted (GAAP)	$(2.01)	$(2.94)	$(6.82)	$(4.18)
Add-back: stock-based compensation expense	0.26	0.36	0.79	1.02
Adjusted net loss per share, basic and diluted (non-GAAP)	$(1.75)	$(2.58)	$(6.03)	$(3.16)
Weighted average number of shares outstanding, basic and diluted	3,282	3,218	3,271	3,173

Reconciliation of loss from continuing operations to adjusted loss from continuing operations; research and development expense to adjusted research and development expense; selling, general and administrative expense to adjusted selling, general and administrative expense; total operating expenses to adjusted total operating expenses; operating loss to adjusted operating loss; and loss per share from continuing operations to adjusted loss per share from continuing operations:

	Three Months Ended September 30		Nine Months Ended September 30
(in thousands, except per share data)	2023	2022	2023	2022
Loss from continuing operations (GAAP)	$(6,071)	$(9,255)	$(21,720)	$(26,184)
Add-back: stock-based compensation expense	863	1,174	2,595	3,582
Adjusted loss from continuing operations (non-GAAP)	$(5,208)	$(8,081)	$(19,125)	$(22,602)

Research and development expense (GAAP)	$3,318	$5,546	$13,284	$14,106
Less: stock-based compensation expense	(207)	(355)	(399)	(977)
Adjusted research and development expense (non-GAAP)	$3,111	$5,191	$12,885	$13,129

Selling, general and administrative expense (GAAP)	$3,030	$3,954	$9,490	$12,676
Less: stock-based compensation expense	(656)	(819)	(2,196)	(2,605)
Adjusted selling, general and administrative expense (non-GAAP)	$2,374	$3,135	$7,294	$10,071

Total operating expenses (GAAP)	$6,348	$9,500	$22,774	$26,782
Less: stock-based compensation expense	(863)	(1,174)	(2,595)	(3,582)
Adjusted total operating expenses (non-GAAP)	$5,485	$8,326	$20,179	$23,200

Operating loss (GAAP)	$(6,234)	$(9,333)	$(22,426)	$(26,311)
Add back: stock-based compensation expense	863	1,174	2,595	3,582
Adjusted operating loss (non-GAAP)	$(5,371)	$(8,159)	$(19,831)	$(22,729)

Loss per share from continuing operations, basic and diluted (GAAP)	$(1.85)	$(2.88)	$(6.66)	$(8.25)
Add back: stock-based compensation expense	0.26	0.36	0.79	1.13
Adjusted loss per share from continuing operations, basic and diluted (non-GAAP)	$(1.59)	$(2.52)	$(5.87)	$(7.12)
Weighted average number of shares outstanding - basic and diluted	3,282	3,218	3,271	3,173